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Hormel Foods Announces Preliminary First Quarter 2026 Results and Reaffirms Full-Year Adjusted Guidance

Expects Q1 Net Sales of $3 billion; Organic Net Sales1 Growth of 2%

Expects Q1 Diluted EPS of $0.33; Adjusted Diluted EPS1 of $0.34

Separately Announces Definitive Agreement to Sell Its Whole-Bird Turkey Business

Presenting at the 2026 Consumer Analyst Group of New York (CAGNY) Conference

AUSTIN, Minn. (Feb. 17, 2026) — Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, announced today preliminary first quarter fiscal 2026 results ahead of its presentation at the CAGNY conference on Wednesday, Feb. 18, 2026, at 4 p.m. ET, and reaffirmed its expected organic net sales1 and adjusted diluted earnings per share1 guidance for fiscal 2026.

The Company separately announced entry into a definitive agreement to sell its whole-bird turkey business, reflecting its ongoing portfolio shaping efforts. The Company will release its first quarter fiscal 2026 financial results on Thursday, Feb. 26, 2026.

Preliminary First Quarter Fiscal 2026 Results

Hormel Foods expects first quarter fiscal 2026 net sales of approximately $3 billion, reflecting 2% organic net sales1 growth compared to the first quarter of fiscal 2025. This will mark the Company’s fifth consecutive quarter of year-over-year organic net sales1 growth.
Hormel Foods expects preliminary first quarter fiscal 2026 diluted earnings per share of $0.33 and adjusted diluted earnings per share1 of $0.34.
"We are pleased with our preliminary first quarter results,” said Jeff Ettinger, interim chief executive officer. “They reflect a solid start to the year, are aligned with our expectations and give us confidence that we are focused on the right initiatives to return Hormel Foods to profitable growth.”

At the 2026 CAGNY conference, Ettinger will reaffirm the Company’s fiscal 2026 organic net sales1 and adjusted diluted earnings per share1 guidance and review key initiatives for success in fiscal 2026. John Ghingo, president, will discuss the Company’s unique position in the food industry, and leadership’s expectations for achieving its previously announced long-term growth algorithm of 2-3% organic net sales1 growth and 5-7% operating profit growth.
Portfolio Shaping

The Company separately announced it has entered into a definitive agreement to sell its whole-bird turkey business to Life-Science Innovations (LSI), with the transaction expected to close by the end of the Company's second quarter of fiscal 2026.

Financial details of the transaction have not been disclosed. The Company will provide additional information on the transaction as part of its first quarter earnings announcement. It currently estimates minimal impact on net sales and adjusted diluted earnings per share1 guidance for fiscal 2026.

Upcoming Presentations
The live webcast of the Company’s CAGNY presentation, together with materials for the event, will be accessible at 4 p.m. ET on Wednesday, Feb. 18, 2026, on the Company’s investor website, investor.hormelfoods.com.
Hormel Foods will provide a comprehensive review of its first quarter results along with its fiscal 2026 guidance during its regularly scheduled earnings conference call on Feb. 26, 2026, at 7 a.m. CT.

Estimates for the first quarter of fiscal 2026 presented in this release are preliminary and represent the most current information available to management.

About Hormel Foods — Inspired People. Inspired Food.™
Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with over $12 billion in annual revenue. Its brands include Planters®, Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Wholly®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The Company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report, one of America's most responsible companies by Newsweek, recognized by TIME magazine as one of the World's Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The Company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world's most trusted and iconic brands to tables across the globe. For more information, visit hormelfoods.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "project," "seek," "target," "will," "would," or similar words or expressions. The principal forward-looking statements in this news release include statements regarding the Company's fiscal 2026 guidance and future financial and operational performance.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors that could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize Initiative and the Company's recent corporate restructuring plan; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyberattacks, security breaches or other IT interruptions; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which can be accessed at hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company's business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement except as otherwise required by law.

Note: Due to rounding, numbers presented throughout this news release may not sum precisely to the totals provided, and percentages may not precisely reflect the absolute figures.

END NOTES
1Non-GAAP measure. See Appendix: Non-GAAP Measures to this news release for more information.

APPENDIX: NON-GAAP MEASURES
This news release includes measures of financial performance that are not defined by U.S. generally accepted accounting principles (GAAP). The Company utilizes these non-GAAP measures to understand and evaluate operating performance on a consistent basis. These measures may also be used when making decisions regarding resource allocation and in determining incentive compensation. The Company believes these non-GAAP measures provide useful information to investors because they aid analysis and understanding of the Company's results and business trends relative to past performance and the Company's competitors. Non-GAAP measures are not intended to be a substitute for GAAP measures in analyzing financial performance. These non-GAAP measures are not calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies.

Reconciliation of Preliminary Q1 Fiscal 2026 Non-GAAP Measures to GAAP Measures: